                                                                    EXHIBIT 23.1



               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in this Registration Statement (Post-Effective Amendment No. 1 on Form S-8 to Form S-4) pertaining to the Options to Purchase Common Stock of Laser Power Corporation of our report dated October 7, 1997, with respect to the consolidated financial statements of Laser Power Corporation included in its Annual Report (Form 10-K) for the year ended August 31, 1997, filed with the Securities and Exchange Commission.


                                        /s/ ERNST & YOUNG LLP

                                        ERNST & YOUNG LLP

San Diego, California
April 8, 1998



                                       2.